Exhibit 23.2

Consent of Independent Certified Public Accountants

HearUSA, Inc.
West Palm Beach, Florida

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2003, relating to the consolidated financial statements and the financial statement schedule of HearUSA, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 28, 2002.

West Palm Beach, Florida	BDO Seidman, LLP

August 13, 2003